Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Chindex International, Inc.
Bethesda, Maryland
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114996 and 333-123975) and Form S-8 (Nos. 333-128754 and 333-43946) of Chindex International, Inc. of our report dated June 12, 2006, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
     Bethesda, Maryland
June 27, 2006